PART II AND III

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

TIER II OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Colambda Technologies, Inc.
(Exact name of registrant as specified in its charter)

Date: ________________________, 2020

Nevada	000-29243	98-0361773
(State of Other Jurisdiction Of Incorporation)	(Primary Standard Industry Code)	(IRS Employer Identification No.)

David Riggs
(281) 928-4425

www.colambdatechnologies.com
1870 West Prince Road #41 Tucson, Arizona 85705
info@ezmusa.com

Please send copies of all correspondence to our corporate business address: X

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED ________________, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Colambda Technologies, Inc.

1870 West Prince Road #41

Tucson, Arizona 85705

(281) 928-4425

www.colambdatechnologies.com

Best Efforts Offering of up to 22,222,222 Shares of Common Stock

This is the initial public offering of securities of Colambda Technologies, Inc. a Nevada corporation (“we,” “us,” “our,” “our company” or the “Company”).  In this offering we are offering 22,222,222 shares of our common stock. The offering is being made on a self-underwritten, “best efforts” basis directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering statement. There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, David Riggs. He will not receive any commissions or proceeds for selling the shares on our behalf. There is uncertainty that we will be able to sell any of the 22,222,222 shares being offered by the Company. All the shares being qualified for sale by the Company will be sold at a fixed price of $2.25 per share for the duration of the Offering. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan. Additionally, there is no guarantee that a public market will ever develop, and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our director(s) for an additional 90 days. We may however, at any time and for any reason terminate the offering.

	Price to Public(1)	Underwriting Discount and Commissions(2)	Proceeds to Issuer(3)	Proceeds to Other Persons
Per share	$2.25	$0.00	$2.25	$0.00
Total Maximum	$50,000,000	$0.00	$50,000,000	$0.00

(1)We do not intend to use commissioned sales agents or underwriters.

(2)The amounts shown are before deducting offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, selling, and other costs incurred in this offering, which we estimate will be $0 in the aggregate. See the section entitled “Plan of Distribution.”

Currently, our officers and directors own 37,171,671 of our Common Stock and have 47% of the voting power of our outstanding capital stock.

The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be invested in the offering. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by the company. There has been no public trading market for the common stock of COLAMBDA TECHNOLOGIES, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced company reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 7.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone provides you with different information, you should not rely on it.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

The date of this offering circular is ________, 2022

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

TABLE OF CONTENTS

You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCULAR SUMMARY

In this offering circular, ‘‘COLAMBDA TECHNOLOGIES, INC.’’ the “Company,’’ ‘‘we,’’, “Colambda:”, ‘‘us,’’ and ‘‘our,’’ refer to unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offering circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified using words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decision.

The Company

We were originally incorporated in the State of Nevada January 11, 2021

Our corporate business address is: 1870 West Prince Road #41 Tucson, Arizona 85705. Our phone number is (281) 928-4425. We maintain a website at www.colambdatechnologies.com. Information available on our website is not incorporated by reference in and is not deemed a part of this offering circular.

Our company

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date, we have had no revenues. The Company has not generated any revenues since inception and sustained an accumulated net loss of $(730,261) for the period from inception to September 30, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.

The Offering

All dollar amounts refer to US dollars unless otherwise indicated.

Through this offering, we intend to qualify 22,222,222 shares for offering to the public. We are offering these shares at a price per share of $2.25. We will receive all proceeds from the sale of the common stock.

Securities being offered by the Company

22,222,222 shares of common stock at a price of $2.25 per share. Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering. For more information, please refer to Item 14, page 27 of the Offering.

Offering price per share	We will sell the shares at price per share of $2.25.

Number of shares of common stock outstanding before the offering of common stock	79,151,187 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	101,373,409 common shares will be issued and outstanding if we sell all the shares we are offering herein.

The minimum number of shares to be sold in this offering	None.

Best efforts offering:

We are offering shares on a “best efforts” basis through our Chief Executive Officer, Mr. David Riggs, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

Market for the common shares

Our common stock is listed for trading on OTC Pink but can only be traded through unsolicited bids.  There can be no assurance that any market for our common stock or any of our other securities will ever develop.

Use of Proceeds	We intend to use the net proceeds to us for working capital.

Termination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 22,222,222 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Restrictions on Investment:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Item 1:Risk Factors

An investment in our shares involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing our shares in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks Related to our Business

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact that to date, we have generated no revenues.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $(730,261) for the period from inception to September 30, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.  If the Company ceases to continue as a going concern, you will lose your entire investment.

This offering is being conducted by the Company without the benefit of an underwriter, who could have confirmed the accuracy of the disclosures in our prospectus.

We have self-underwritten our offering on a “best efforts” basis, which means: No underwriter has engaged in any due diligence activities to confirm the accuracy of the disclosure in the prospectus or to provide input as to the offering price; the Company will attempt to sell the shares and there can be no assurance that all of the shares offered under the prospectus will be sold or that the proceeds raised from the offering, if any, will be sufficient to cover the costs of the offering; and there is no assurance that we can raise the intended offering amount.

We are not currently profitable and may not become profitable.

We have incurred operating losses since our formation and expect to incur losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. There is substantial doubt as to our ability to continue as a going concern.

As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business.

We are dependent upon the proceeds of this offering to fund our business. If we do not sell enough shares in this offering to continue operations, this could have a negative effect on the value of the common stock.

We must raise approximately $5,000,000 of the $50,000,000 offered in this offering unless we begin to generate enough revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.

Our minimal operating history gives no assurances that our future operations will result in profitable revenues, which could result in the suspension or end of our operations.

We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues.

There is substantial doubt as to our ability to continue as a going concern. We have incurred significant operating losses since our formation and expect to incur significant losses in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our business and may cause us to go out of business.

We are a new company with a limited operating history, and we face a high risk of business failure that could result in the loss of your investment.

We are a development stage company formed to carry out the activities described in this offering circular and thus have only a limited operating history upon which an evaluation of our business can be made. We have limited business operations.

Accordingly, our future revenue and operating results are difficult to forecast. As of the date of this Offering Circular, we have earned no revenue. Failure to generate revenue in the future will cause us to go out of business, which could result in the complete loss of your investment.

Our officers and directors control our company and may unilaterally make decisions regarding corporate transactions that are contrary to investor interests.

Our officers and directors currently own 47% of our outstanding voting securities.  If  $50 million is raised in this offering, our executive officers and directors will continue to control our company.  Our officers and directors have the ability to control the voting power of our outstanding capital stock.  Investors may find that his decisions are contrary to their interests. You should not purchase shares unless you are willing to entrust all aspects of management to our officers and directors, or their successors. Management will have the ability to make decisions regarding: (i) changing the business without shareholder notice or consent, (ii) make changes to the articles of incorporation whether to issue additional common and preferred stock, including themselves, (iii) make employment decisions, including compensation arrangements; and (iv) whether to enter into material transactions with related parties.

As a result, our officers and directors will have control of the Company and be able to choose all our directors. Their interests may differ from the ones of other stockholders. Factors that could cause their interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and their ability to continue to manage the business given the amount of time they are able to devote to us.

Purchasers of the offered shares may not participate in our management and, therefore, are dependent upon their management abilities. The only assurance that our shareholders, including purchasers of the offered shares, have that our officers and directors will not abuse their discretion in executing our business affairs, as their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions, and financing.

Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the officers and directors, or their successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of our management.

Adverse developments that develop in the global economy restricting the credit markets may materially and negatively impact our business.

Though current global economic conditions appear stable and it has been several years from the last downturn in the world’s major economies which constrained the credit markets, we must be aware that similar events could occur quickly and could heighten a number of material risks to our business, cash flows, and financial condition, as well as our future prospects. Any such current or future issues involving liquidity and capital adequacy affecting lenders could affect our ability to access credit facilities or obtain debt financing and could affect the ability of lenders to meet their funding requirements when we need to borrow. Further, in the uncertain event that a public market for our stock develops, any current or future volatility in the equity markets may make it difficult in the future for us to access the equity markets for additional capital at attractive prices, if at all. Should a credit crisis develop in other countries, for example, which could create concerns over any number of economic indicators, it could increase volatility in global credit and equity markets. If we are unable to obtain credit or access capital markets, our business could be negatively impacted. For example, we may be unable to raise sufficient capital from this offering.

Our operating results may prove unpredictable, which could negatively affect our profit.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from operations our inability to secure long-term service contract with the utilities that benefit from the installed technology; the level of commercial acceptance of our technology; fluctuations in the demand for our technology; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a material adverse effect on our business, financial condition, and operating results.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

Because we are entirely dependent on the efforts of our officers and directors, any one of their departure or the loss of other key personnel in the future, could have a material adverse effect on the business. We believe that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service.

However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. We do not maintain key-person life insurance on any of our officers and directors.

If our Company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to our shareholders.

In the event of the dissolution of our company, the proceeds realized from the liquidation of our assets, if any, will be used primarily to pay the claims of our creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If we are unable to manage our future growth, our business could be harmed, and we may not become profitable.

Significant growth may place a significant strain on management, financial, operating and technical resources. Failure to manage growth effectively could have a material adverse effect on the Company’s financial condition or the results of its operations.

Competitors may enter this sector with superior infrastructure and backing, infringing on our customer base, and affecting our business adversely.

We have identified a market opportunity for our services. Competitors may enter this sector with superior service. This would infringe on our customer base, having an adverse effect upon our business and the results of our operations.

Since we anticipate operating expenses will increase prior to earning revenue, we may never achieve profitability.

There is no history upon which to base any assumption as to the likelihood that we will prove successful. We cannot provide investors with any assurance that our products and services will attract potential buyers, generate any operating revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.

COVID-19 and similar health epidemics and contagious disease outbreaks could significantly disrupt our operations and adversely affect our business, results of operations, cash flows or financial condition.

In December 2019, a novel strain of coronavirus (“COVID-19”) was identified, and on March 11, 2020, the World Health Organization declared COVID-19 as a global pandemic. Numerous state and local jurisdictions have imposed, and others in the future may impose, “shelter-in-place” orders, quarantines, executive orders and similar government orders and restrictions for their residents to control the spread of COVID-19. In particular, the governments in jurisdictions where our employees are located have imposed limitations on gatherings, social distancing measures and restrictions on movement, only allowing essential businesses to remain open. Such restrictions have resulted in temporary store closures, work stoppages, slowdowns and delays, travel restrictions and cancellation of events, among other restrictions, any of which may negatively impact workforces, customers, consumer sentiment and economies in many markets and, along with decreased consumer spending, have led to an economic downturn throughout much of the world.

Our business is largely tied to the disposable income of our subscribers and clients. The global economic and financial uncertainty may result in significant declines to the number of clients using our products. See “— A reduction in discretionary consumer spending could have an adverse impact on our business.”

In response to the COVID-19 outbreak, we will transition many of our future employees to remote working arrangements. It is possible that this could have a negative impact on the execution of our business plans and operations. If a natural disaster, power outage, connectivity issue, or other event occurred that impacted our employees’ ability to work remotely, it may be difficult or, in certain cases, impossible, for us to continue our business for a substantial period of time. The increase in remote working may also result in player privacy, IT security and fraud concerns as well as increase our exposure to potential wage and hour issues.

The degree to which COVID-19 affects our financial results and operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak, its severity, the governmental actions and regulations imposed to contain the virus or treat its impact, how quickly and to what extent pre-pandemic economic and operating conditions can resume and overall changes in players’ behavior. To the extent the COVID-19 pandemic could affect our business and financial results, it may also have the effect of heightening other risks described in this “Risk Factors” section.

Risks Related to This Offering

Due to the lack of a current public market for our common stock, investors may have difficulty in selling stock they purchase.

Prior to this offering, no public trading market existed for our securities. There can be no assurance that a public trading market for our common stock will develop or that a public trading market, if developed, will be sustained.  Because there is none and may be no public market for our stock, we may not be able to secure future equity financing which would have a material adverse effect on our company

Furthermore, when and if our common stock is eligible for quotation on the OTC Market, there can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

As a result, investors could find it more difficult to trade, or to obtain accurate quotations of the market value of, the stock as compared to securities that are traded on the NASDAQ trading market or on an exchange. Moreover, an investor may find it difficult to dispose of any shares purchased hereunder.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having our securities available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a “manual exemption.” This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Investing in our company is highly speculative and could result in the entire loss of your investment.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Investing in our company may result in an immediate loss because buyers will pay more for our common stock than what the pro rata portion of the assets are worth.

The offering price and other terms and conditions regarding our shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of per share as determined herein is substantially higher than the net tangible book value per share of our common stock. Our assets do not substantiate a share price of $0.50. This premium in share price applies to the terms of this offering. The offering price will not change for the duration of the offering even if a market develops in our securities.

We have 200,000,000 authorized shares of common stock, of which 79,151,187 shares are currently issued and outstanding and 101,373,409 shares will be issued and outstanding after this offering terminates (assuming all shares have been sold). Our management could, with the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of our current shareholders.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our articles of incorporation authorize the issuance of 200,000,000 shares of common stock.  Upon completion of this offering, we will have approximately 101,373,409 shares of common stock issued and outstanding if all shares offered are sold. Accordingly, we may issue up to an additional 98,626,591 shares of common stock after this offering. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

As we do not have an escrow or trust account with the subscriptions for investors, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in us.

We have never paid dividends and do not intend to pay any dividends for the foreseeable future. To the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

In the event that our shares are traded, they may trade under $5.00 per share, and thus will be considered a penny stock. Trading penny stocks has many restrictions, and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares trade below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to.

Governing Law and Legal Venue

This Agreement shall be construed in accordance with, and governed by, the laws of the District Court of the Clark County Judicial District of the State of Nevada for any claim as to which the Clark County District Court  of the State of Nevada has jurisdiction.  Unless any claim as to which the Clark County District Court of the State of Nevada determines there is an indispensable party not subject to the jurisdiction of the Clark County District Court of the State of Nevada (and the indispensable party does not consent to the personal jurisdiction of the Clark County District Court of the State of Nevada within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Clark County District Court of the State of Nevada, or for which the Clark County District Court of the State of Nevada does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

For additional Company specific Risk Factors related to risks specific to the company, please see the Notes to the Condensed Consolidated Financial Statements starting on page F-3.

Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33-8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

Item 2:Dilution

The price of the current offering is fixed a $2.25 per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors which was $0.001.

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

We intend to sell 22,222,222 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 22,222,222 shares of Common Stock will be sold.

The following tables sets forth the difference between the offering price of the shares of our Common Stock being offered by us (If all 20 million shares are sold and the full $50 million is raised), the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of

September 30, 2022. Totals may vary due to rounding.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
1st Tier Existing Shareholders at Par Value ($0.001)	74,663,687	73.7%	74,664	0.1%	0.001
2nd Tier Existing Shareholders at $0.20 per share	2,900,000	2.9%	580,000	1.1%	0.200
3rd Tier Existing Shareholders at $0.40 per share	1,587,500	1.6%	635,000	1.2%	0.400
Purchasers of Shares	22,222,222	21.9%	50,000,000	97.5%	2.250
Total	101,373,409	100%	51,289,664	100

Capital Raise in the Reg A
	$50,000,000	$2.25	22,222,222

	25% of offered shares are sold	50% of offered shares are sold	75% of offered shares are sold	100% of offered shares are sold
Offering Price	$2.25	$2.25	$2.25	$2.25

Net tangible book value at September 30, 2022	$0.01	$0.01	$0.01	$0.01

Net tangible book value after giving effect to the offering	$0.16	$0.284	$0.398	$0.500

Increase in net tangible book value per share attributable to cash payments made by new investors	$0.147	$0.276	$0.390	$0.491

Per Share Dilution to New Investors	$2.09	$1.97	$1.85	$1.75

Percent Dilution to New Investors	93.10	87.37	82.30	77.79

Offered Shares	22,222,222
Price Per Share	$2.25

Net Tangible Book Value
Tangible Asset	$2,932,696
Total Liability	$2,282,449
Outstanding shares	79,151,187

Net Tangible Book Value (25% Offering)
Tangible Asset	$2,932,696
25% of offered shares sold	$12,500,000
Total Liability	$2,282,449
Total Outstanding Shares	84,706,743

Net Tangible Book Value (50% Offering)
Tangible Asset	$2,932,696
50% of offered shares sold	$25,000,000
Total Liability	$2,282,449
Total Outstanding Shares	90,262,298

Net Tangible Book Value (75% Offering)
Tangible Asset	$2,932,696
75% of offered shares sold	$37,500,000
Total Liability	$2,282,449
Total Outstanding Shares	95,817,854

Net Tangible Book Value (100% Offering)
Tangible Asset	$2,932,696
100% of offered shares sold	$50,000,000
Total Liability	$2,282,449
Total Outstanding Shares	101,373,409

Item 3:SELLING SHAREHOLDERS

There are 450 Selling Shareholders selling a maximum of 10,738,381 shares. Detailed Chart of Selling Shareholders filed as Exhibit 13.

Item 4:DETERMINATION OF OFFERING PRICE

The offering price of the common stock is not fixed and has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings, or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or if developed, it will continue or that the securities will ever trade at a price higher than the offering price.

Item 5:PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by the Company through a direct offering. Our Common Stock may be sold or distributed from time to time by the Company utilizing general solicitation through the internet, social media, and any other means of widespread communication. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent. The Company has 79,151,187 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 22,222,222 shares of its common stock for sale at $2.25 per share.

Our offering will terminate upon the earliest of (i) such time as all the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as a broker-dealer pursuant to Section XXX (30) of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Don Bosch is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Don Bosch will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Don Bosch will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In the following states we cannot offer or sell our shares of common stock unless we register as an issuer dealer: Alabama, Arizona, Florida, Nebraska, Nevada, New Jersey, New York, North Dakota, Texas, and Washington.  If we wish to offer and sell our shares of common stock in these states, we will hire an SEC registered broker-dealer to serve as our placement agent.  We may, however, decide to comply with a particular state’s issuer dealer registration requirements, in New York, for example, if we deem it appropriate.

The Company will receive all proceeds from the sale of the 22,222,222 shares being offered on behalf of the company itself. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $2.25 per share.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $50,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

•Execute and deliver a subscription agreement; and

•Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “COLAMBDA TECHNOLOGIES, INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following would apply unless we are able to obtain a listing on a national securities exchange.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)c of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

(i)Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years and have a reasonable expectation of reaching the same income level in the current year.

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase shares of our common stock in the offering.

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer.

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000.

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section XXX(30) of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor.

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares of our common stock in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the shares available for trading on the OTC Market, investors should consider any secondary market for our securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Market. We intend to seek coverage and publication of information regarding our company in an accepted publication, which permits a “manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor’s, Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont, and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states, which require shares to be qualified before they can be resold by our shareholders.

Item 6:USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.25. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $50,000,000 as anticipated.

If 22,222,222 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 750,000
Research & Development	2,500,000
Development costs for future projects	4,000,000
Marketing and distribution costs of service(s)	2,750,000
Reserve capital	40,000,000
TOTAL	$50,000,000

If 15,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$562,500
Research & Development	1,875,000
Development costs for future projects	3,000,000
Marketing and distribution costs of service(s)	2,062,500
Reserve capital	30,000,000
TOTAL	$ 37,500,000

If 10,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$375,000
Research & Development	1,250,000
Development costs for future projects	2,000,000
Marketing and distribution costs of service(s)	1,375,000
Reserve capital	20,000,000
TOTAL	$ 25,000,000

If 5,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Salary for current or future employees	$ 187,500
Research & Development	625,000
Development costs for future projects	1,000,000
Marketing and distribution costs of service(s)	687,500
General operating capital	10,000,000
TOTAL	$12,500,000

The above figures represent only estimated costs for the next 12 months.

Notes:1. Development cost related “Future projects” include potential new product development or acquisition with the additional expense of travel to potential suppliers and educational consumer related developments.

2. “Marketing and distribution costs” includes, but is not limited to, preparation of printed materials, digital marketing, webinars, travel to meet with potential investors/consumers, etc. Initially the print and digital marketing work will be outsourced, but the Company may elect to hire a full-time marketing director.

3. “Identified Projects” include, but is not limited to, the following: establishing logistics centers with third parties, payment processing arrangements, inventory control and management systems.

Item 7: Description of Business

Our Company

We were originally incorporated in the State of Nevada January 11, 2021.

Our corporate business address is: 1870 West Prince Road #41 Tucson, Arizona 85705. Our telephone number is (281) 928-4425. Our E-Mail address info@ezmusa.com .The address for our web site is www.colambdatechnologies.com. The information on our web site is general information and is a marketing outlet It is not part of this report due to disclosure purposes of liability under the federal securities laws.

About the Company

Product/Service

Colambda Technologies is a research and development company focused on the development of products that directly support the health of the environment. The goal of the company is to commercialize products that will result in the cleaner combustion of fossil fuels used in 97% of the automobiles in current operation. Job Aire Group provides mechanics and technical staff to the Aviation industry. Additionally, Job Aire Group provides specialized personnel for a variety of specialized job sectors.

Customers/Members

Colambda Technologies is targeting the integration of its core emissions reduction technology with existing OEM providers and vehicle manufacturers. As such, the target market for its technology are not only car makers such as Ford, General Motors, Hyundai, and Honda but Battery Manufacturers such as LG, Exide and East Penn.

Job Aire Group will continue to provide aircraft technicians to ATS, ComAv, SAT and Fly Exclusive. Job Aire Group will diversify its offering to include CNC operators and Aviation support staff.

Future of the Company

Colambda Technologies’ emissions reduction technology is an essential technology to assist the US and global economies in the reduction of harmful carbon emissions from internal combustion engines.  Many businesses and most countries have a net zero carbon emissions goal and Colamdba’s Ezm technology will help make a net carbon zero goal more possible. Job Aire Group is providing staffing in the hard to find aviation maintenance and repair industry. The US aviation industry is expected to have widespread skilled manpower shortages over the next 10 years and Job Aire is uniquely qualifies to find and hire international skilled labor to fulfill US job shortages.

Mission Statement

To create cutting-edge technology that improves the lives of people through a cleaner environment.

Legal Structure

COLAMBDA TECHNOLOGIES, INC. is a corporation, incorporated in NEVADA, United States of America.

Market Research

Industry

Colambda Technologies: Globally there were 58 million cars sold. 14 million of these cars were sold in the USA. This places the total global market for Emissions reducing batteries at 500 million and the US market at 150 million eligible cars. Meaning cars that could reduce their carbon footprint by utilizing the Colambda technology.

Job Aire Group:  New Personnel Demand World Total New Personnel: Pilots 20,000 126,000 Technicians 610,000 Cabin Crew 885,000

Company Advantages

Colambda’s EZM technology is a disruptive emission reducing device that can be attached to the battery of internal combustion engines to reduce or eliminate harmful emissions.  It takes less than 15 minutes to install and does not interfere with any of the vehicle or machines systems.  It is longer lasting than typical car batteries and is smaller and lighter than standard batteries.

Job Aire is leading US staffing sources with industry leading practices and access to industry-first global offices allowing for the ability to better solve staffing shortages in the Aviation industry.

a.Colambda Technologies.  The core technology is contained in the patented bolt-on supercapacitor system. It effortlessly connects to a vehicle battery to create a highly concentrated charge to the ignition system and enable a more complete burn. This not only cuts down on carbon emissions but improves miles per gallon for both gas and diesel-powered vehicles.

b.Job Aire Group will continue to enhance its fundamental understanding of current market trends and efficiently managing both external and internal maintenance operations through adding key experienced professionals to our decision-making teams.

Regulations

Colambda Technologies, Inc. must meet all Federal and state regulations.

Products/ Services

Colambda Technologies is a research and development company focused on the development of products that directly support the health of the environment. The goal of the company is to commercialize products that will result in the cleaner combustion of fossil fuels used in 97% of the automobiles in current operation.

Job Aire Group provides mechanics and technical staff to the Aviation industry. Additionally, Job Aire Group provides specialized personnel for a variety of specialized job sectors.

Pricing Structure

Essential in any entry to market strategy is to maintain a relative price to existing alternatives. Colambda Technologies intent to design and develop with price being a primary driver to success.

Job Aire Group will continue to maintain a price competitive margins in all contracts with constant awareness of industry trends and employee’s needs.

Intellectual Property Rights

a.Colambda Technologies: US patent number 10,865,759

b.Job Aire Group, Filed FAA form 8110-12 for STC on Emissions Zero Module 9/20/2021

Research and Development

a.Colambda Technologies will continue to define the specifics around the existing patent in hope of making the core technology more easily adapted to current auto makers and battery manufacturers ‘s modalities. Achieving these objectives will enable the module to more effectively reduces the overall tailpipe emissions beyond its current level of effectiveness.

b.Job Aire will continue to pursue the STC for the Emissions Zero Module on piston driven aircraft engines.

Reports to Security Holders

After the completion of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website at: http://www.sec.gov/cgi-bin/browse-edgar?company=vortex+brands&owner=exclude&action=getcompany . Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s, website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A. The Company may in the future file a Form 8-A and elect to come under the Exchange Act and it’s reporting requirements, but there is no assurance the Company will elect to do so.

2.Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on December 31, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by us and available for viewing by the stockholders.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial conditions, or results of operations. We may become involved in material legal proceedings in the future.

Governing Law, and Venue.  This Agreement shall be construed in accordance with and governed by the laws of the Court of Chancery of the State of Nevada for any claim as to which the Court of Chancery has jurisdiction.  Unless any claim as to which the Court of Chancery determines there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This provision does not, nor is intended to, apply to claims under the Federal securities laws. This exclusive legal forum provision could add significant cost, discourage claims, and limits the ability of investors to bring a claim in a more favorable legal forum or jurisdiction. This provision does not apply to purchasers in secondary transactions. This provision also does apply to the Subscription Agreement for this Offering.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

Under the JOBS Act, we will remain an “emerging growth company” until the earliest of:

•the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more.

•the last day of the fiscal year following the fifth anniversary of the effective date of this registration statement.

•the date on which we have, during the previous three-year period, issued more than $1 billion in non- convertible debt; and

•the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act.

We will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months. The value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter.

The Section 107 of the JOBS Act provides that we may elect to utilize the extended transition period for complying with new or revised accounting standards and such election is irrevocable if made. As such, we have made the election to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.

Going Concern

Our auditors have expressed substantial doubt about our ability to continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to those matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Item 8:Description of Property

Colambda, formerly known as Emissions Zero Module leases two office spaces located at 1870 W Prince Road, Tucson Arizona, Suite 41 and Suite 10. These leases are for a three (3) year term, the cost of the lease is listed below:

Suite 41:

May 1, 2022 – December 31, 2022 $1,108.80

January 1, 2023 – December 31, 2023 $1,166.40

January 1, 2024 - December 31, 2024 1,224.00

Suite 10:

January 1, 2022 – December 31, 2022 $1,152.00

January 1, 2023 - December 31, 2021 $1,209.60

January 1, 2024 - December 31, 2024 $1,267.20

JobAire Group leases two (2) office spaces, the first is located at 500 SE Everett Mall Way, B213, Everett, WA 98208. This lease is a twelve (12) month term at $450 per month. The second lease is a month - month lease located at 7592 N La Cholla Blvd, Tucson, AZ 85741.

Item 9:Management’s Discussion and Analysis of Financial Condition and Results of Operation

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Our financial statements are stated in United States Dollars (USD or US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common shares” refer to the common shares in our capital stock.

Overview

On November 19, 2021, we entered into an agreement (the “Merger Agreement”) whereby Emissions Zero Module, Inc., a Wyoming company (“Emissions Zero”), would be merged (the “Merger”) into the Company. Our Board of Directors and our shareholders, by written consent of 75.71% of our Common Stock, approved the Merger Agreement, a name change and the election of new directors (“Director Nominees”) to be affected upon completion of the Merger. The Merger Agreement requires us to submit the Merger and Name Change to Colambda Technologies, Inc. to the Financial Industry Regulatory Authority (“FINRA”) and promptly respond to any comments of FINRA. There is no assurance that the Merger will be consummated, and conditions precedent to the consummation of the Merger have not yet been completed

Results of Operations

There is limited historical financial information about us upon which to base an evaluation of our performance. We have not generated revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including the financial risks associated with the limited capital resources currently available to us for the implementation of our business strategies. (See “Risk Factors”). To become profitable and competitive, we must develop the business plan and execute the plan. Our management will attempt to secure financing through various means including borrowing and investment from institutions and private individuals.

Since inception, most of our time has been spent refining and implementing our business plan.

During the nine months ending September 30, 2022, the company generated $13,541,142 in revenues under our subsidiary JobAire Group.  We incurred a cost of sales in the amount of $12,003,061 with a total gross profit of $1,538,081 and incurred total operating expenses of $1,682,826 consisting of $209,739 in legal and professional fees, $892,999 in salaries and $580,088 in other general and administrative costs . Our net loss for the period was $(218,203).

Liquidity and Capital Resources

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception and sustained an accumulated net loss of $(730,261) for the period from inception to September 30, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period. The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties. No assurance can be given that the Company will be successful in these efforts. The Company currently has no external sources of liquidity such as arrangements with credit institutions or off-balance sheet arrangements that will have or are reasonably likely to have a current or future effect on our financial condition or immediate access to capital.

Our director and officers have made no commitments, written or oral, with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees.

If the Company is unable to raise the funds partially through this offering, the Company will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that the Company will be able to keep costs from being more than these estimated amounts or that the Company will be able to raise such funds. Even if we sell all shares offered through this Offering Circular, we expect that the Company will seek additional financing in the future. However, the Company may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, the Company may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that the Company will be required to seek protection from creditors under applicable bankruptcy laws.

Plan of Operation

The Company has established the following milestones for projected business:

I.Qualification of its filing through to the six-month following:

•Raise approximately $25,000,000 in equity capital through the Reg A Offering.

•Generate approximately $15,000,000 in revenue.

•Incur expenses of up to $12,000,000 on general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.

•Incur expenses of up to $600,000 for working prototype design and production

•Incur expenses of up to $200,000 in marketing, social media, website expenses

•Spend $1,200,000 in testing equipment, materials and supplies for new prototypes.

•Incure expenses of up to $500,000 for outside testing labs to verify internal results

• Hold $21,750,000 in reserve capital for future projects.

II.Six months to Twelve months:

•Raise an additional $25,000,000 in equity capital through the Reg A Offering.

•Generate approximately $15,000,000 in additional revenue.

•Incur expenses of up to $14,500,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.

•Spend up to $1,375,000 in marketing and marketing research.

•Incur 2,000,000 in development cost.

•Incur an additional $1,000,000 in working prototype manufacturing plant costs.

•Add an additional $20,625,000 in Reserve Capital for future projects.

III.Twelve to Eighteen months:

•Generate approximately $20,000,000 in additional revenue.

•Incur expenses of up to $18,000,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.

•Spend up to $3,000,000 in marketing and marketing research.

•Incur an additional $1,000,000 in working prototype manufacturing plant costs Identify new areas of expansion.

IV.Eighteen to Twenty-Four months:

•Generate approximately $25.000.000 in revenue.

•Incur expenses of up to $23,000,000 in general and administrative, including but not limited to, salaries, rent, legal and accounting, travel, etc.

•Spend up to $3,000,000 marketing and marketing research.

•Incur an additional $1,000,000 in Research and Development.

•Incur expenses up to $10,000,00 in costs related to build out of manufacturing facility

•Identify new areas of expansion.

These are estimates and approximations and there is no assurance the Company will be able to hit these exact numbers.  There may some fluctuation due to real estate market pressures, competition for potential properties, and the varying regulatory environment in various states.

The Company has established a minimum annual operating budget of $5,000,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $5,000,000   in this offering or through profits within 12 months, it may cease to operate.

Trends and Key Factors Affecting Our Performance

We plan to invest significant resources to accomplish our goals, and we anticipate that our operating expenses will continue to increase for the foreseeable future, particularly manufacturing costs, marketing costs, installation costs, distribution costs, maintenance costs, and overhead. These investments are intended to contribute to our long-term growth; however, they may affect our short-term profitability.

The Company has established a minimum annual operating budget of $5,000,000 to cover general and administrative (salaries, rent, IT, etc.), product marketing, legal and accounting, transfer agent fees, and miscellaneous expenses. If the Company cannot raise $5,000,000   in this offering or through profits within 12 months, it will cease to operate.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

Inflation

The effect of inflation on our revenues and operating results has not been significant.

Critical Accounting Policies

Our financial statements are affected by the accounting policies used and the estimates and assumptions made by management during their preparation. We have identified below the critical accounting policies which are assumptions made by management about matters that are highly uncertain and that are of critical importance and have a material impact on our financial statements. Management believes that the critical accounting policies and estimates discussed below involve the most complex management judgments due to the sensitivity of the methods and assumptions necessary in determining the related asset, liability, revenue and expense amounts. Specific risks associated with these critical accounting policies are discussed throughout this MD&A, where such policies have a material effect on reported and expected financial results.

A complete listing of our significant policies is included in the notes to our financial statements for the period ended September 30, 2022.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Estimates are based on historical experience, management expectations for future performance, and other assumptions as appropriate. We re-evaluate estimates on an ongoing basis; therefore, actual results may vary from those estimates.

Item 10: Directors, Executive Officers and Significant Employees

The table below sets forth our directors and executive officers of as of the date of this Offering Circular.

Name	Position	Age	Term
David Riggs	Chief Executive Officer and Director	64	1 Year
Kent Hush	Chief Financial Officer and Director	52	1 Year
Russell E. Klawunn	Chief Operating Officer and Director	57	1 Year
Nick Ammons	Director	43	1 Year
Kim Mitchell	Director	72	1 Year

David Riggs, Chief Executive Officer and Director

Since February 2021, Mr. Riggs has been the Secretary of Emissions Zero Module, Inc. Since January 2020, Mr. Riggs has been a managing director of Pantex Technologies, an import/export company located in Tomball, Texas, specializing in exclusive spirits from the USA into Asia, where he oversees the management of daily operations. Since July 2019, Mr. Riggs has served as the Founder and Chief Executive Officer of Origgen Environmental Solutions, an aviation staffing company located in Tomball, Texas, where he oversees the management of daily operations. Since September 2018, Mr. Riggs has been the Founder and Chief Operating Officer of Origgen LLC, a technology-based company focused on leveraging Blockchain located in Casper, Wyoming, where he oversees the management of daily operations. From January 2006 to March 2012, Mr. Riggs was the Founder and Chief Executive Officer of Eagle Gold Company, a mining company located in Accra, Ghana, where he developed key operational initiatives and managed daily operations. From January 2003 to June 2005, Mr. Riggs was the Chief Operating Officer of The World Poker Store in Las Vegas, Nevada, where he performed a comprehensive analysis of registrations for securities and insurance and monitored compliance with processes, policies, procedures, and standards in regard to collection and management of annual contributions from shareholders and companies.

Kent Hush, Chief Financial Officer and Director

Since February 2021, Mr. Hush has been the Treasurer of Emissions Zero Module Inc. From January 2019 to January 2021, Mr. Hush was a Partner at ErgoFit-US in Tucson, Arizona, where he structured, developed, and managed financial operations and oversaw security operations. From December 1997 to April 2020, Mr. Hush was a Special Agent for the Federal Bureau of Investigation located in Tucson, Arizona, where he served as a special operations group team leader, managed complex investigations, analyzed evidence, and performed uncover operations. From June 1992 to December 1997, Mr. Hush was a Financial Institution Examiner for the Federal Deposit Insurance Company in Denver, Colorado, where he conducted investigations and made recommendations for actions to ensure compliance with laws and regulations. Mr. Hush graduated from Abilene Christian University in Abilene, Texas, with a Bachelor of Business Administration Degree in 1992. Mr. Hush also received his Commercial Pilot Instrument Multi-Engine Rating License from Tucson Aeroservice Center Flight School in Tucson, Arizona, and has achieved US Government certification as a Financial Institution Examiner with additional training and certification in Safety and Soundness, Regulatory Compliance, and Information Systems.

Russell E Klawunn¸ Chief Operating Officer and Director

Since February 2021, Mr. Klawunn has been the Vice President for Emissions Zero Module Inc. Since October 2020, Mr. Klawunn has been the President of Proveedora de Insumos Chaac De R.L. DE C.V., a wholesale merchant company located in Mexico. Since September 2016, Mr. Klawunn has been the founder and president of 1618CNC, LLC, a firearms dealer and FFL licensing company located in Tucson, Arizona, managing operations, including product development. From May 2018 to January 2019, Mr. Klawunn was Pilot in Command, ISR for L3 Communications, where he conducted ISR Deployments to Iraq and Syria. From April 1996 to June 2016, Mr. Klawunn was a Special Agent for the Federal Bureau of Investigation, where he conducted investigations, surveillance, and special operations. From January 2010 to September 2016, Mr. Klawunn was the co-founder and owner of Quartercircle10 LLC, a firearms dealer located in Tucson, Arizona, where he oversaw operations and led new product design and development. From July 1987 to March 1996, Mr. Klawunn served in the United States Marine Corps as a Naval Aviator, reaching the rank of Captain.

Mr. Klawunn received a Bachelor of Business Administration degree from Southwestern University in May 1987.

Nick Ammons, Strategic Program Manager & Presiden of JAG and Director

Mr Ammons is our Strategic Program Manager in the Company’s wholly-owned subsidiary, Job Aire Group, Inc. Mr. Ammons has over 16 years of experience and expertise in overseeing US and Foreign government contracts, acquisitions, and project oversite. Past performance capabilities include managing an average caseload of 20 contracts at one time with a value of $800 million and pursuits on contracts worth up to $3.2 billion. Mr. Ammons has experience and a proven record for managing program life cycle, from data gathering to contract award and is known for accurate DCAA & DCMA compliancy results. Mr. Ammons has a depth of knowledge related to federal, state, and local regulations and policies and possesses the ability to lead multiple diverse teams within the United States and abroad under a diverse group of civilian and government organizations.

Kim Mitchell, Director

Mr. Mitchell has not been employed during the past 5 years. From January 2001 until his retirement in 2012, Mr. Mitchell was an Independent Consultant on Silicon and Compound Semiconductor Manufacturing.  From August 2009 until his retirement, Mr. Mitchell was the founder and President of EnergyWise Systems LLC, an energy conservation consulting company in St. George, Utah.

In 1976, Mr. Mitchell received a Ph.D. in Materials Science from Stanford University. In 1974, Mr. Mitchell received a Master’s of Science degree in Materials Science from Stanford University. In 1968, Mr. Mitchell received a bachelor’s degree in Applied Physics from the California Institute of Technology.

Corporate Governance

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of four individuals, one of them being our executive officer and another one of them being our financial officer with our final two as directors. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our officers and directors and the oversight of the accounting functions.

Although the Company has adopted a Code of Ethics and Business Conduct the Company has not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, the Company is not required to do so. The Company has not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, the Company may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officer and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Conflict of Interest Policies

Our governing instruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we have an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential conflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our directors plan to adopt a policy that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our board and subsequently to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fully the interests of all stockholders.

Item 11: Compensation of Directors and Executive Officers

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
David Riggs, CEO, Secretary, Director (1)	September 30, 2022	$24,000	$36,000	None	None	None	$60,000

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Kent Hush, CFO, Treasurer, Director (2)	September 30, 2022	$ -0-	$48,332	None	None	None	$48,332

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Sumit Isaranggunlnaayudhya, CTO, President, Director (3)	September 30, 2022	$12,000	$ 12,166	None	None	None	$24,166

Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Russell Klawunn, COO, Director (4)	September 30, 2022	$ -0-	$48,332	None	None	None	$48,332
Name and Position	Period to Date	Salary Paid	Deferred Salary	Bonus	Option Awards	All other Compensation	Total
Nick Ammons, Strategic Program Manager, President of JAG (5)	September 30, 2022	$90,000	None	None	None	None	$90,000

Item 12: Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information regarding beneficial ownership of our common stock as of January 11, 2021 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•Each of our Directors and the named Executive Officers.

•All our Directors and Executive Officers as a group; and

•Each person or group of affiliated persons known by us to be the beneficial owner of more than 10% of our outstanding shares of Common Stock

•All other shareholders as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 200,000,000shares of common stock authorized by the Board of Directors on January 11, 2021 and is subject to issuance by the Transfer Agent. Unless otherwise noted below, the address of each person listed on the table is c/o COLAMBDA TECHNOLOGIES, INC.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/ Owner of more than 5%)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding(1)
Kent Hush	CFO, Treasurer, Director	12,760,764	Common Stock	19.10%
Russell Klawunn	COO, Director	12,379,262	Common Stock	18.67%
George Hruska	more than 5%	6,166,407	Common Stock	9.23%
David Riggs	CEO, Secretary, Director	11,031,645	Common Stock	16.51%
George Christodoulou	more than 5%	3,375,000 (1)	Common Stock	5.05%
Nick Ammons	Strategic Program Manager, President of JAG	1,000,000	Common Stock	1.26%

Item 13: Interest of Management and Others in Certain Transactions

Related Party Transactions

The Company’s officers and directors own the majority of the issued and outstanding controlling shares of the Company. Consequently, they control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

•Election of the Board of Directors

•Removal of any Directors

•Amendments to the Company’s Articles of Incorporation or bylaws.

•Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, our officers and directors will have control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

Item 14: Securities Being Offered

We are offering 22,222,222 common shares. We have authorized capital stock consisting of 200,000,000 shares of common stock, $2.25 par value per share.  As of the date of this filing, we have 79,151,187 shares of Common Stock, issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

None.

Options and Warrants

None.

Legal Matters

The validity of the securities offered by this Offering Circular has been passed upon for us by Law Office of Mark E. Pena, Esq.

Item 15: WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

COLAMBDA TECHNOLOGIES, INC. CO.

Colambda Technologies, Inc

Condensed Consolidated Proforma Balance Sheet

	Colambda, Technologies, Inc. (Consolidated)
	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	188,974	642,908
Accounts receivable	2,619,580	-
Due From NCRE	-	62,285
Prepaid expenses	16,511	7,000
Down Payment on Future Subsidiary	-	50,000
Other Current Assets	13,738	-
Right of Use Asset	58,693	-
Total current assets	2,523,314	762,193

Fixed Assets
Furniture and Equipment	46,000	46,000
Total Fixed Assets	46,000	46,000
Less Accumulated Depreciation	(12,000)	(5,100)
Net Fixed Assets	34,000	40,900

Total assets	2,932,696	803,093

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	47,800	8,000
Note Payable	16,122	1,2000,000
Accrued Interest	149,021	-
Convertible Notes Payable	149,021	60,652
Acquisition Payable	309,890	-
Notes payable	-	1,200,000
Loans from Shareholders	3,800	-
Accrued interest	149,021	60,652
Deferred Payroll	278,667	-
Payroll Liabilities	486,647	-
Total current liabilities	1,912,484	1,268,652

Long-term liabilities:
Acquisition Payable	425,000	-
Long Term Lease Liability	60,075	-
Total long-term liabilities	369,965	-

Total liabilities	2,282,449	1,268,652

STOCKHOLDERS' EQUITY

Common Stock	129,177	167,158
Additional paid in capital	1,251,331	(120,658)
Accumulated Deficit	(730,261)	(512,059)
Total stockholders' equity/(deficit)	650,247	(465,559)
Total liabilities and stockholders' equity	2,932,696	803,093

The Accompanying Notes Are an Integral Part of these Financial Statements.

Colambda Technologies, Inc

Condensed Consolidated Proforma Statement of Operations

	Colambda, Technologies, Inc. (Consolidated)
	Three Months	Three Months
	September 30	September 30
	2022	2021

Sales	$5,288,255	$-
Cost of Sales	4,633,541	-

Gross profit	654,714	-

General and administrative expenses:
Salaries	381,866	-
Depreciation and Amortization	2,300	2,800
Legal and professional fees	62,835	81,438
Marketing and Advertising	1,569	-
Acquisition Expense	-	-
Research and Development	-	43,979
Taxes	9,049	-
Other general and administrative	174,392	27,897
Total operating expenses	632,011	156,114
(Loss) from operations	(22,703)	(156,114)

Other income (expense):
Interest income
Forgiven debt	-	-
Interest (expense)	(2,000)	(18,071)
(Loss) before taxes	20,703	(174,185)

Provision (credit) for taxes on income	20,703	(174,185)
Net (loss)	$20,703	$(174,185)

Basic earnings (loss) per common share	$(0.00)	$-

Weighted average number of shares outstanding	129,176,724	167,158,000

The Accompanying Notes Are an Integral Part of these Financial Statements.

Colambda Technologies, Inc.

Consolidated Statements of Operations

(Unaudited)

	Nine Months	Nine Months
	September 31,	September 31,
	2022	2021

Sales	$13,541,142	$-
Cost of Sales	12,003,061	-

Gross profit	1,538,081	-

General and administrative expenses:
Salaries	892,999	-
Depreciation and Amortization	6,900	2,800
Legal and professional fees	209,739	163,938
Marketing and Advertising	7,583	-
Research and Development	5,602	68,979
Taxes	16,496	-
Other general and administrative	543,507	35,519
Total operating expenses	1,682,826	271,236
Gain/(Loss) from operations	(144,745)	(271,236)

Other expense:
Interest expense	(73,458)	(27,904)
Income/(Loss) before taxes	(218,203)	(299,140)

Provision (credit) for taxes on income	-	-
Net Income/(loss)	$(218,203)	$(299,140)

Basic earnings (loss) per common share	$(0.00)	$(0.00)

Weighted average number of shares outstanding	42,012,722	167,158,000

The Accompanying Notes Are an Integral Part of these Financial Statements.

Colambda Technologies, Inc

Condensed Consolidated Proforma Stockholder Equity

For the Six Months Ended September 30, 2022

			Additional
	Common Stock		Paid In	Accum	Total
	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2021	167,158,000	167,158	(120,658)	(512,059)	(465,559)

Investment in Job Aire Group			634,157		634,157
Net income (loss)				(61,165)	(61,165)

Balance, March 31, 2022	167,158,000	167,158	513,499	(573,224)	107,433

Net income (loss)				(177,741)	(177,741)

Balance, June 30, 2022	167,158,000	167,158	513,499	(750,965)	(70,308)

Recapitalization as a result of merger	(61,675,500)	(61,676)	61,676		-
NCRE Shares	12,481,724	12,482	(317,631)		(305,149)
Shares issued to Consultants	6,725,000	6,725	(6,725)		-
Shares issued for Conversion of Notes Payable	4,487,500	4,488	1,210,512		1,215,000
Purchase of NCRE			(210,000)		(210,000)
Net income (loss)				20,703	20,703

Balance, September 30, 2022	129,176,724	129,177	1,251,331	(730,261)	650,247

The Accompanying Notes Are an Integral Part of these Financial Statements.

Colambda Technologies, Inc

Condensed Consolidated Proforma Cash Flows

For the Six Months Ended September 30, 2022

	For the Nine Months Ended	For the Nine Months Ended
	September 30,	September 30,
	2022	2021
Net income (loss)	$(218,203)	$(299,140)

Adjustments to reconcile net income (loss ) to net cash provided by operating activities
Stock based compensation	-	-
Shares issued for dividends	-	-
Depreciation	6,900	2,800

Changes in operating assets and liabilities:
Expenses paid on behalf of future merger partner	(10,820)	(50,000)
Right Of Use & Lease Liability	1,383	-
Accounts Receivable and other receivables	(1,549,626)	-
Prepaid expenses and other current assets	(10,711)	-
Accounts Payable and Accrued Expenses	861,788

CASH PROVIDED BY OPERATING ACTIVITIES	(919,289)	$(310,102)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in Subsidiary	150,355	-
Purchase of Fixed Assets	-	(46,000)
CASH PROVIDED BY INVESTING ACTIVITIES	$115,354	$(46,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeded from Shareholder Loans	325,000	46,500
Issued Convertible Notes Payable to Investors	15,000	1,035,000
Notes payable upon acquisition of subsidiary	-	-
CASH PROVIDED BY FINANCING ACTIVITIES	340,000	1,081,500

FOREIGN CURRENCY TRANSLATION	-	-

NET CHANGE IN CASH	(459,934)	725,398

CASH AT BEGINNING OF YEAR	642,908	-

CASH AT PERIOD END	$188,974	$725,398

NON-CASH TRANSACTIONS
None

The Accompanying Notes Are an Integral Part of these Financial Statements.

Colambda Technologies, Inc.

Notes to the Financial Statements

(Unaudited)

For the nine months ended September 30, 2022

Note 1 - Organization and Operations

Colambda Technologies, Inc.

Colambda Technologies, (the Company), was incorporated under the laws of the State of Utah in July of 1979 as WEM Petroleum, Inc. From inception through 1981, the Company conducted operations in the oil and gas industry. Pursuant to an option granted the Company in August of 1979, the Company exercised its right to drill exploratory wells on 640 acres in Cache County, Utah. Although various wells were drilled and completed, the Company did not realize any revenues from these oil and gas operations. In 1984, the Company attempted to refocus its business efforts into the mining industry by entering into an option to lease property and mining equipment in Montana. It ceased any significant business operations in the latter part of the 1980's when it failed to exercise the option, due to lack of funding. In 1988, the Company made an effort to commence conducting business again by expanding its business purpose to include the marketing and development of high-tech products.

The Company's Board was also authorized to seek out suitable candidates for acquisition or merger. In addition, the Company authorized a reverse split of its issued and outstanding shares one (1) share for ten (10) shares, although the same was never affected. The Company ceased doing business until late 1993.

In October 1993, the Corporation changed its name to New Century Resources Corporation, acquiring 100% of the outstanding stock of G.C. Gulf Western Trading Limited (G.C.) in exchange for 7,200,000 shares of stock, which gave the stockholders of G.C. control of the Corporation by which it has conducted its operations.  This acquisition was accounted for as a reverse merger or recapitalization of G.C.  No goodwill or other write-up to fair market value of the assets of G.C. occurred at the time of the merger. In 1994, the company was re-domiciled in the state of Nevada. The Nevada entity became the surviving corporation and the Utah Corporation was dissolved on February 14, 1994. As a result of the merger/change of domicile, the Articles of Incorporation of the Nevada entity became the Articles of the Company.

The Company divested itself of its 100% owned subsidiary G.C. on December 12, 2000, thereby eliminating the Trekkopje mining claims, a capitalized cost of $10,533,252, the related liabilities amounting to $8,500,000 from its acquisition, the note payable to its principal stockholder, which aggregated, came to a total of $1,046,640, and any claims to accrued interest. This divestiture was the unanimous decision of the board of directors, which was based in part, upon the Corporation's inability to raise the necessary capital to fund the exploration and development of the Trekkopje Uranium reserves. In addition, a feasibility study conducted by Dr. Brian Hambleton played crucial role in their decision-making process, concluding that, due to the current Uranium market, exploitation of the Uranium reserves on the property would not be financially viable, and did not foresee any immediate or mid-term prospects in world market conditions and pricing which would lead to a pricing level justifiable of the exploitation of the Uranium reserves.

On November 19, 2021, we entered into an agreement whereby Emissions Zero Module, Inc., a Wyoming company (“Emissions Zero”), would be merged into the Company. Our Board of Directors and our shareholders, by written consent of 75.71% of our Common Stock, approved the Merger Agreement, a name change and the election of new directors (“Director Nominees”) to be affected upon completion of the Merger.

The Merger Agreement requires us to submit the Merger and Name Change to Colambda Technologies, Inc. to the Financial Industry Regulatory Authority (“FINRA”).  Completion of the Merger and related transactions (other than the name change which has occurred effective as of January 4, 2022), are subject to FINRA approval.  The parties to the Merger Agreement completed the Merger as of July 9, 2022.  In accordance with “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for periods ended, prior to the Share Exchange will be replaced with the historical financial statements of Emissions Zero Module, Inc. in all future filings with the SEC.

Nature of Business

HISTORY

Emissions Zero Module, LLC (“EZM”) was a Wyoming company founded in 2021 by Sumit Isaranggunlnaayudhya and William Tiley and is based in Tucson, Arizona.    Emissions Zero Module was established as a research and development company classified in the alternative energy sector. As such, Emissions Zero Module operates without the expectation of immediate profit. Instead, it is expected to contribute to the long-term profitability of The Company. The activities of Emissions Zero Module are expected to lead to discoveries leading to the creation of new products.

EZM intends specifically to bring a patented product to market that was developed to eliminate the harmful effects of tailpipe emissions produced by internal combustion engines. The Emissions Zero Module (EZM) connects directly to the existing battery in any automobile or truck and works with the car's existing electrical apparatus to create conditions within the engine's combustion chamber that allows for a more complete combustion of fuel. The results of complete combustion of fuel are up to a 95% reduction in total tailpipe emissions, increase performance and, increased miles per gallon of fuel. The EZM works on all types of vehicles including cars, SUVs, diesel trucks, and large over-the-road semis.

The Acquisition of Job Aire Group, Inc.

Effective January 1, 2022, Emissions Zero Module entered into a Stock Purchase Agreement with Job Aire Group (“JAG”) to acquire all of the outstanding shares of JAG in exchange for $745,000 and 2% of Net Revenue received by the Company from new contracts brought to the company by former ownership, limited to $1,000,000 during the 36-month period following the closing date.  At closing, EZM disbursed $25,000 and will make 36 payments of $20,000, beginning January 2, 2022.  As a result of the Stock Purchase, JAG became a wholly owned subsidiary of EZM.

Job Aire Group, an employee leasing company and was incorporated under the laws of the State of Arizona.  The Company is a multi-technical aviation company specializing in Contract Labor, Aircraft and Engine inspection and audit, plus hard-core aeronautical engineering. Also skilled in aircraft maintenance marketing, we place aircraft into FAR 145 facilities for repair, refurbishment, painting, modification and overhaul. JAG is well known for providing experienced and professional heavy transport aircraft maintenance technicians world-wide.

As of September 30, 2022, we had 301 employees involved through a contractual relationship with the Company. Our contractual relationship with employees consists of management agreements, service agreements, and employee agreements.

Basis of Presentation

The accompanying audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) to reflect the accounts and operations of the Company.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year-End

The Company elected December 31 as its fiscal year-end date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2022, the Company had $188,974 in cash and $2,619,580 in cash equivalents.

Prepaid Expenses

Prepaid expenses consist of various payments that the Company has made in advance for goods or services to be received in the future.

Property and Equipment

Property and equipment are stated at cost, net of depreciation provided by use of a straight-line method over the estimated useful lives of the assets, which is five years.  The Company reviews property and equipment for potential impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable.

Impairment of Long-Lived Assets

We evaluate the recoverability of long-lived assets in accordance with authoritative guidance on accounting for the impairment or disposal of long-lived assets. We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Such impairment is recognized in the event the net book value of such assets exceeds their fair value. No impairment of long-lived assets occurred in the periods presented.

Revenue Recognition

For the nine months ended September 30, 2022 and 2021, the Company earned $13,541,142 and $0 in gross revenues, respectively.  As a result of the acquisition of Job Aire Group during the interim period ending March 31, 2022, all of our revenue is generated through our wholly owned subsidiary, Job Aire Group.

Our business is typically characterized by long-term client relationships that result in recurring revenue. Our services are provided under written price quotations or service agreements having varying terms and conditions.  Service revenue is recognized in the period services are rendered and earned under service arrangements with clients where service fees are fixed or determinable and collectability is reasonably assured. Our service revenue is largely attributable to processing services where the fee is based on a fixed amount per processing period or a fixed amount per processing period plus a fee per employee or transaction processed. We do not receive advance payments for set-up fees on some of our service offerings from our clients.

We are continuously in the process of performing implementation services for new clients. Depending on the service agreement and/or the size of the client, the installation or conversion period for new clients can vary from a short period of time for a small Employer Services client (as little as 24 hours) to a longer period for a large Employer Services client with multiple deliverables (generally three to six months).  Although we monitor sales that have not yet been installed, we do not view this metric as material to an understanding of our overall business in light of the recurring nature of our business. This metric is not a reported number, but it is used by management as a planning tool to allocate resources needed to install services, and as a means of assessing our performance against the expectations of our clients.

Cost of Revenue

Amounts recorded as cost of revenue relate to direct expenses and such costs are recorded as incurred. Our cost of revenue consists primarily of the cost of labor.  For the nine months ended September 30, 2022 and 2021, the Company recorded $12,003,061 and $0, respectively, as costs against revenue earned.

Operating Lease

A lease provides the lessee the right to control the use of an identified asset for a period of time in exchange for consideration. Right of use (ROU) assets represent the Company's right to use an underlying asset for the lease term and operating lease liabilities represent the Company's obligation to make lease payments arising from the lease. The Company determines if an arrangement is a lease at inception. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Most operating leases contain renewal options that provide for rent increases based on prevailing market conditions. The lease term used to calculate the ROU asset includes renewal periods or periods subject to termination when it is reasonably certain that the Company will lease the assets in such periods.

The discount rate used to determine the commencement date present value of lease payments is the interest rate implicit in the lease, or when that is not readily determinable, the estimated incremental secured borrowing rate. ROU assets include any lease payments required to be made prior to commencement and exclude lease incentives. Both ROU assets and lease liabilities exclude variable payments not based on an index or rate, which are treated as period costs. The Company's lease agreements do not contain significant residual value guarantees, restrictions or covenants.

Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that have a significant impact on the results that we report in our financial statements. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates regarding matters that are inherently uncertain. Certain of these significant accounting policies require us to make critical accounting estimates, as defined below.

A critical accounting estimate is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes:

•we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and

•different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Many financial instruments are issued in conjunction with the issuance of debt. At the time of issuance, we allocate the proceeds received to the various financial instruments and this involves the determination of fair value. From time to time, the fair value of these financial instruments exceeds the proceeds received. When this occurs, we critically evaluate the validity of the fair value computation.

Stock Compensation Expense

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees and non-employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values at the grant date. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees. Measurement of share-based payment transactions with non-employees is based on the fair grant date FV of equity instruments. The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Related Parties

The Company follows subtopic 850-10, Related Party Disclosures, of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a.) affiliates of the Company; b.) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c.) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d.)  principal owners of the Company; e.) management of the Company; f.) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g.) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include:  a.) the nature of the relationship(s) involved; b.) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c.) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d.) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3 Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of a Company’s financial assets and liabilities, such as cash, prepaid expenses, accounts payable, and notes payable, approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

As of September 30, 2022, there are potential share equivalents based on conversion options associated with our convertible promissory notes (approximately 33,439,560 potential shares), however, due to net operating losses, anti-dilution issues are not applicable.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50, Subsequent Events, of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09, Subsequent Events (Topic 855), of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB ASU No. 2016-02 (Topic 842), “Leases” – Issued in February 2016, ASU No. 2016-02 established ASC Topic 842, Leases, as amended by subsequent ASUs on the topic, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. ASU 2016-02 requires lessees to apply a two-method approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase. Lessees are required to record a right-of-use asset and a lease liability for all leases with a term greater than 12 months. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases. Lessees will recognize expense based on the effective interest method for finance leases or on a straight-line basis for operating leases. The accounting applied by the lessor is largely unchanged from that applied under the existing lease standard. We will be required to record a right-of-use asset and lease liability equal to the present value of the remaining minimum lease payments and will continue to recognize expense on a straight-line basis upon adoption of this standard. ASU 2016-02 is effective for reporting periods for private companies beginning after December 15, 2021, with early adoption permitted. In July 2018, the FASB issued an update ASU 2018-11 Leases: Targeted Improvements, which provides companies with an additional transition option that would permit the application of ASU 2016-02 as of the adoption date rather than to all periods presented. The Company adopted this standard beginning with the interim reporting period ending March 31, 2022.

Note 2 – Going Concern

The Company has adopted Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).  As a result, management is required to evaluate whether there are relevant conditions and events that would indicate the probability of the Company’s inability to meet its obligations as they become due within one year of the date the financial statements are issued.

The financial statements have been prepared under the assumption that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at September 30, 2022 of $730,261 and net cash used in operating activities of $919,289 for the reporting period then ended. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

With the addition of our wholly owned subsidiary, Job Aire Group, we have been able to generate sufficient cash from operating activities to fund our ongoing operations.  Based on the above factors, no doubt exists about our ability to continue as a going concern for one year from the issuance of these financial statements.

Note 3 – Concentrations of Business and Credit Risk

The Company at times maintains balances in various operating accounts in excess of federally insured limits.

The Company’s wholly-owned subsidiary has 4 clients that make up 91% of their revenue and 78% of their outstanding Accounts Receivable. The loss of one or more of these clients would create a hardship for the company. The company is perpetually looking for more clients so that the risk of losing one of their major clients will not have a major effect on the financial performance of the Company.

Note 4 – Commitments and Contingencies

Litigation and Claims

The Company may be involved in lawsuits and claims arising in the ordinary course of business from time to time. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s financial statements not to be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated. Based upon present information, the Company determined that there were no matters that required an accrual as of September 30, 2022 or 2021, nor were there any asserted or unasserted material claims for which material losses are reasonably possible.

Operating Lease Commitments

Effective June 22, 2022, the Company moved its corporate offices to 1870 West Prince Road #41, Tucson, AZ, 85705.  The Company leases an office space under a lease agreement that expires December 31, 2024.

Components of Total Lease Cost

For The Nine Months Ended September 30, 2022
Operating lease cost	21,269
Total lease cost	$21,269

Cash paid for amounts included in operating lease liabilities was $19,886 for the nine months ended September 30, 2022. The table below presents total operating lease ROU assets and lease liabilities as of September 30, 2022:

Schedule of Operating Lease ROU Assets and Lease Liabilities

Operating lease ROU assets	$58,693
Operating lease liabilities	$60,075

Maturities Of Operating Lease Liabilities
For the nine months ended September 30,
2022	6,782
2023	28,512
2024	29,895
Total Lease Payments	$65,190
Less: Discount	(5,115)
Total Operating Lease Payments	$60,075

Schedule of Operating Weighted Average Remaining Lease and Discount Rate
Weighted Average
For The Nine Months Ended September 30, 2022
Weighted average remaining lease term (years)	2.25
Weighted average discount rate	7%

Note 5 – Accounts Receivable

As of September 30, 2022 and December 31, 2021, the Company’s accounts receivable balance was $2,619,580 and $0, respectively and is a reflection of balances due to Job Aire Group, the Company’s wholly-owned subsidiary.  JAG does not recognize an allowance for doubtful accounts due to no outstanding invoices aged over 30 days and have not experienced delinquencies in payment over 60 days.

Note 6 – Acquisition Payable

Effective January 1, 2022, Emissions Zero Module entered into a Stock Purchase Agreement with Job Aire Group (“JAG”) to acquire all of the outstanding shares of JAG in exchange for $745,000 and 2% of Net Revenue received by the Company from new contracts brought to the company by former ownership, limited to $1,000,000 during the 36-month period following the closing date.  At closing, EZM disbursed $25,000 and will make 36 payments of $20,000, beginning January 2, 2022.  As a result of the Stock Purchase, JAG became a wholly owned subsidiary of EZM.  As of September 30, 2022, the balance owed on the acquisition was $549,890.

Effective July 9, 2022, the Company completed the reverse merger with Emissions Zero Module and the balance owed in regards to the acquisition as of September 30, 2022 was $185,000.  Subsequent to closing, the selling parties agreed to forgive shareholder loans of $209,227 upon final payment of the acquisition payable.

Note 7 – Deferred Compensation

As of September 30, 2022 and December 31, 2021, several of the Company’s officers have deferred $278,667 and $0, respectfully, in officer compensation until such time the Company has improved its liquidity and capital resources.

Note 8 – Convertible Notes Payable

PPM

During the twelve months ended December 31, 2021, the Company held a closing of its PPM in which it sold 4,487,500 shares of its securities for total proceeds of $1,215,000.  The Subscription Agreement included an offering of a minimum of one hundred (100) and a maximum of six hundred (600) unsecured Promissory Notes at $5,000 per unit. The Company may at any time, or from time to time, make a voluntary prepayment, whether in full or in part, of these Notes, without premium or penalty. The Notes mature in 24 months and bear annual interest of 12%.  At maturity, and at the election of the Noteholder, each $5,000 unit is convertible into common stock equity units at maturity. The Notes may not be sold, offered for sale, pledged, assigned, or otherwise disposed of unless certain conditions are satisfied, as more fully set forth in the Subscription Agreement. In addition, the Notes are deemed to have been made in the State of Wyoming, and any and all performance, or the breach thereof, will be interpreted and construed pursuant to the laws of the State of Wyoming without regard to conflict of laws rules applied in the State of Wyoming.

Upon the occurrence of an Event of Default, the Noteholder may, by written notice to the Company, declare the unpaid principal amount and all accrued interest of the Note immediately due and payable. Under the terms of the Promissory Note, a default is defined as one or more of the following events.

(a)The Maker shall fail to pay any interest payment on this Note when due for a period of thirty (30) days after notice of such default has been sent by the Holder to the Maker.

(b)The Maker shall dissolve or terminate the existence of the Maker.

(c)The Maker shall file a petition in bankruptcy, make an assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver for all or substantially all of its property, or a petition for the appointment of a receiver shall be filed against the Maker and remain unstayed for at least ninety (90) days.

The Company’s offering was for a minimum of One Hundred (100) and up to a maximum of six Hundred (600) Notes at Five Thousand ($5,000) Dollars per Note, with a minimum subscription of two (2) Notes (the "Offering"). The minimum aggregate loan to the Company will be Five Hundred Thousand ($500,000) Dollars and the maximum aggregate loan to the Company from this Offering will be Three Million ($3,000,000) Dollars. Notes are convertible at maturity to Common Stock (equity units), based on tiered raise benchmarks.

The Offering was made to a limited number of investors pursuant to an exemption available under the Securities Act of 1933 (the "Act"), specifically Rule 506(c) promulgated under Regulation D, and under certain other laws, including the securities law of certain states.

The following reflects the proceeds received under their respective tiers and the number of common stock equity units issuable if converted to common shares of the Company.

	Tier 1	Tier 2
Price	$0.20	$0.40
Proceeds	$580,000	$635,000

As of September 30, 2022, the Company converted $1,215,000 in principal into 4,487,500 common shares of the Company.

Convertible Demand Notes Payable

On January 8, 2012, the Company entered into a convertible promissory note with George Christodoulou, the Company’s President, in the amount of $8,500, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2022, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The balance, including principal and accrued interest as of September 30, 2022 and September 30, 2021, was $17,629 and $16,778, respectively.

On January 8, 2012, the Company entered into a convertible promissory note with Robert J. Nielson in the amount of $7,622, and bears interest at 10% per annum.  The note is convertible into shares of the Company stock, at the demand of the lender.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2022, no shares were issued in satisfaction of payments and therefore no recognition of a beneficial conversion was made for the period.  Since there is an option for repayment in cash, the beneficial conversion will be determined at the time of demand if shares are used in satisfaction of the payment request.  The balance, including principal and accrued interest as of September 30, 2022 and September 30, 2021, was $15,811 and $15,048, respectively.

Note 9– Related Party Transactions

On January 8, 2012, the Company entered into convertible promissory notes with Robert J. Nielson, a shareholder, and George Christodoulou (the Company’s President prior to the merger made effective July 9, 2022), in the amounts of $7,622 and $8,500, respectively (see Note 8).  The notes are convertible into shares of the Company stock, at the demand of the holders.  The conversion rate is the total principal and accrued interest outstanding divided by the Company’s par value, $0.001. For the nine months ended September 30, 2022, no shares were issued in satisfaction of payments. The balance of these transactions will be forgiven upon final payment of the purchase price of NCRE.

Consulting Agreement

On October 7, 2013, the Company entered into a Consulting Agreement with Robert J. Nielson whereby Mr. Nielson will act as an independent consultant for a period of one year, automatically extending for one-year periods on each anniversary date.  Pursuant to the terms of the Agreement, the Company agreed to pay compensation in the amount of $3,000 per month and is entitled to accrue said compensation for up to any period not to exceed three months’ time. On January 1, 2014, Mr. Nielson provided notice to the Company that he will no longer continue to perform under the Consulting Agreement and the Company accepted his resignation.  As of September 30, 2022 and 2021, the balance owed by the Company to Mr. Nielson was $8,384 and $8,384, respectively.

Advances from Shareholder

From time to time, stockholders of the Company will make advances to the Company for working capital purposes. As of September 30, 2022 and 2021, the Company’s stockholder advances totaled $509,227 and $0, respectively. These advances are non-interest bearing and payable on demand.

Note 10 – Stockholder’s Equity

Preferred Stock

The authorized preferred capital of the Company is 50,000,000 preferred shares, par value $0.001, of which none are issued or outstanding.

Common Stock

The authorized capital of the Company is 200,000,000 common shares, par value $0.001, of which 129,176,724 are issued or outstanding as of September 30, 2022.

Shares Issued in Connection with the Share Exchange

Immediately after giving effect to the Merger on July 9, 2022, including the shares issuable upon conversion of Emissions Zero’s convertible notes (which were deemed automatically converted into Emissions Zero common stock, and then the Company’s common stock, upon closing of the Merger), the issuance of shares of our Common Stock issued to stockholders of Emissions Zero in the Merger, the Company’s total common shares outstanding is 129,176,724.

The shares issued to the EZM shareholders as a result of the Merger will be deemed restricted securities under the SEC’s rules and regulations and will not be sellable under the SEC’s Rule 144 until certain conditions are satisfied.  These conditions are:

•the issuer of the securities has ceased to be a shell company;

the issuer is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act;

•the issuer has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports; and

•one year has elapsed since the issuer has filed current ‘‘Form 10 information’’ with the SEC reflecting its status as an entity that is no longer a shell company.

Prior to the Share Exchange, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).  As a result of the Share Exchange, we have ceased to be a shell company as of July 9, 2022.  The information contained in Form 8-K filed on July 14, 2022 constitutes the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Note 11 – Subsequent Events

The Company has evaluated subsequent events through October 31, 2022, which is the date the financial statements were issued. The Company has determined that the following events require recognition or disclosure in the financial statements:

Effective October 2022, the Company formed Benson Regional Air Group (“BRAG”) as a wholly-owned subsidiary of Job Aire Group.

Effective October 31, 2022, the Company’s current officers and directors returned and canceled founder’s shares in the amount of 50,025,537 common shares.

ITEM 2. MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLA OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the condensed consolidated financial statements and supplementary data referred to in this Form 10-Q.

Cautionary Note About Forward-Looking Statements

This Management’s Discussion and Analysis and other parts of this report contain forward-looking statements that involve risks and uncertainties, as well as current expectations and assumptions. From time to time, we may publish forward-looking statements, including those that are contained in this report, relating to such matters as anticipated financial performance, business prospects, acquisition strategies, technological developments, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of our business include, but are not limited to, our ability to maintain sufficient working capital, adverse changes in the economy, the ability to attract and maintain key personnel, our ability to implement our business plan. Our actual results could differ materially from those anticipated in these forward-looking statements, including those set forth elsewhere in this report. We assume no obligation to update any such forward-looking statements.

Liquidity

We incurred a net loss for the nine months ended September 30, 2022 and had an accumulated deficit of $730,261. At September 30, 2022, we had a cash balance of approximately $188,974, compared to a cash balance of $642,908 at December 31, 2021. At September 30, 2022, we had a working capital surplus of $986,212, compared to a working capital deficit of $506,459 at December 31, 2021. Our existing and available capital resources are not expected to be sufficient to satisfy our funding requirements through one year from the date of this filing in the absence of share issuances or other sources of financing.

For the nine months ended September 30, 2022, we had net cash used in operations of $919,289. Net cash provided by investing activities was $125,355 and is a reflection of the balance of the cash received as a result of the merger transaction.  Net cash provided by financing activities was $340,000 which consisted of shareholder loans of $325,000 and $15,000 received under a convertible note payable.

As of September 30, 2022 and September 30, 2021, we had cash and accounts receivable in the amounts of $2,808,554 and $642,908, respectively.

We had total liabilities of $2,282,449 as of September 30, 2022, which consisted of accounts payable and accrued expenses of $256,896, notes and advances payable aggregating $525,349, payroll liabilities of $765,314, and the balance due on acquisition of $734,890.

Capital Resources

The Company has financed its operations through revenues of its wholly-owned subsidiary and funds advanced from its shareholders and directors to meet minimum operating cash requirements. There are no written agreements for future funding by shareholders.

Results of Operations for the three months ended September 30, 2022 compared to the three months ended September 30, 2021

Our net income for the three months ended September 30, 2022 was $20,703 which was an increase of $194,888 over our net loss for the three months ended September 30, 2021 which was $174,185. The change is primarily a reflection of gross profit from operations of the Company’s wholly-owned subsidiary, Job Aire Group, offset by increases in payroll expenses and general and administrative expenses.

Results of Operations for the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021

Our net loss for the nine months ended September 30, 2022 was $218,203 which was a decrease of $80,937 over our net loss for the nine months ended September 30, 2021, which was $299,140. The change primarily reflects an increase in gross profit from operations of the Company’s wholly-owned subsidiary, Job Aire Group, offset by increases to payroll expenses of $892,999, increases in legal and professional fees of $45,799, and a decrease in research and development expenses of $63,376 recorded by the Company during the nine months ended September 30, 2022.

ITEM 3. QUANTITATIVE AND QUALTITIVE DISCLOSURES ABOUT MARKET RISK

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Disclosure controls and procedures are controls and procedures that are designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by our company in the reports that it files or submits under the Exchange Act is accumulated and communicated to our management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Our management carried out an evaluation under the supervision and with the participation of our Principal Executive Officer and Principal Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (“Exchange Act”). Based upon that evaluation, our Principal Executive Officer and Principal Financial Officer have concluded that our disclosure controls and procedures were not effective as of September 30, 2022, due to the material weaknesses resulting from the Board of Directors not currently qualifying as an audit committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K, and controls were not designed and in place to ensure that all disclosures required were originally addressed in our financial statements.

Material Weakness in Internal Control over Financial Reporting

•The Company lacks an effective control environment since there are insufficient personnel to exercise appropriate oversight of accounting judgments and estimates.

•Due to limited accounting and financial reporting resources, the Company lacks formal processes to identify, update, and assess risks to the Company’s financial reporting.

•Due to limited accounting and financial reporting resources, the Company has not implemented significant monitoring controls.

•Due to limited accounting and financial reporting resources, authorization, approval, and review controls over the Company's financial statements and accounting records have not been implemented or have not been applied consistently. This includes controls over the identification, approval, and disclosure of related party transactions. In certain cases, formal documentation does not exist regarding the design of controls, evidence of implementation of controls, or evidence of occurrence of certain transactions. In addition, certain of the Company’s processes lack segregation of duties.

Remediation of Previous Material Weaknesses

We have implemented and will continue to implement a number of measures to address the Material Weaknesses identified as of September 30, 2022. We plan on updating internal policies and procedures to create an effective control environment, add outside consultants as needed to bolster technical accounting needs, and add more personnel, as needed, to segregate duties.

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest

ITEM 1A. RISK FACTORS

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 2 UNREGISTERED SALES OF EQUITY SECURITIES.

None.

ITEM 3. DEFAULTS UPON SENIOR SECURTITES.

None.

ITEM 4. MINE SAFETY DISCLOSUES.

Not Applicable.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS

Exhibit Number	Description of Exhibit	Filing

3.1*	Articles of Incorporation

3.2*	Bylaws

3.3	Certificate of Amendment to Certificate of Incorporation of New Century Resources Corporation as filed with the Secretary of State of Nevada evidencing the name change to Colambda Technologies, Inc.

10.1**

Agreement and Plan of Merger and Reorganization dated as of the date set forth on the signature page hereto, is by and among NEW CENTURY RESOURCES CORPORATION, a Nevada corporation (“NCR”), and Emissions Zero Module, Inc, a Wyoming corporation (“EZM”).

10.2***

Amendment No. 1 to Agreement and Plan of Merger and Reorganization made as of March 8, 2022 by and among New Century Resources Corporation, a Nevada corporation and Emissions Zero Module, Inc, a Wyoming corporation.

10.3****

Amendment No. 3 to Agreement and Plan of Merger and Reorganization made as of March 8, 2022 by and among New Century Resources Corporation, a Nevada corporation and Emissions Zero Module, Inc, a Wyoming corporation.

11	Consent of Auditors

31.1	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Filed herewith.

31.2	Certification of Principal Executive Officer and Principal Financial Officer Pursuant to Rule 13a-14	Filed herewith.

32.1	CEO and CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act	Filed herewith.

32.2	CEO and CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act	Filed herewith.

101.INS*	XBRL Instance Document	Filed herewith.
101.SCH*	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.

* Incorporated by reference to our Form 10-12G/A filed December 3, 2014

** Filed as Exhibit 10.1 to the Company’s Form 8-k as filed with the Securities and Exchange Commission on November 22, 2021.

*** Filed as Exhibit 10.1 to the Company’s Form 8-k as filed with the Securities and Exchange Commission on March 8, 2022.

**** Filed as Exhibit 10.1 to the Company’s Form 8-k as filed with the Securities and Exchange Commission on July 14, 2022.

* Pursuant to Regulation S-T, this interactive data file is deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on November 11, 2022.

COLAMBDA TECHNOLOGIES, INC.

By:	/s/ David Riggs
Name:	David Riggs
Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/David Riggs	Chief Executive Officer, Director	November 11, 2022